Exhibit 21.1

Subsidiary Name	Jurisdiction	Type
ART Advanced Recognition Technologies, Inc.	Delaware	Domestic
BeVocal LLC	Delaware	Domestic
Caere Corporation	Delaware	Domestic
Commissure LLC	Delaware	Domestic
Dictaphone Corporation	Delaware	Domestic
eScription, Inc.	Delaware	Domestic
Focus Infomatics, Inc.	Delaware	Domestic
Locus Dialogue Technologies USA, Inc.	Delaware	Domestic
Mobile Voice Control LLC	Delaware	Domestic
Nuance Communications International, Inc.	Delaware	Domestic
Nuance Communications LLC	Delaware	Domestic
Phonetic Systems Inc.	Delaware	Domestic
Rhetorical, Inc.	Delaware	Domestic
SpeechWorks International, Inc.	Delaware	Domestic
Viecore Inc.	Delaware	Domestic
Vocada LLC	Delaware	Domestic
Voice Signal Technologies, Inc.	Delaware	Domestic
Voice Signal International, Inc.	Massachusetts	Domestic
Voice Signal Korea, Inc.	Massachusetts	Domestic
Viecore Federal Systems Div., Inc.	New Jersey	Domestic
Tegic Communications, Inc.	Washington	Domestic
Dictaphone Pty. Ltd.	Australia	International
Nuance Communications Australia Pty. Ltd.	Australia	International
Philips Speech Recognition	Austria	International
Dictaphone NV	Belgium	International
Nuance Communications International BVBA	Belgium	International
Nuance Communications Ltd.	Brazil	International
BlueStar Options Inc.	British Virgin Islands	International
BlueStar Resources Limited	British Virgin Islands	International
SpeechWorks BVI Ltd.	British Virgin Islands	International
1448451 Ontario Inc.	Canada	International
Dictaphone Canada 1995 Inc.	Canada	International
MultiVision Communications Inc.	Canada	International
Nuance Communications Montreal Limited	Canada	International
Nuance Communications Canada, Inc.	Canada	International
Voice Signal China Inc,	China	International
Voice Signal Technologies Europe OY	Finland	International
Nuance Communications France Sarl	France	International
Dictaphone Deutschland GmbH	Germany	International
Nuance Communications Aachen GmbH	Germany	International
Nuance Communications Germany GmbH	Germany	International
Philips Speech Recognition GmbH	Germany	International
ScanSoft FSC	Guam	International
Nuance Communications Hong Kong Limited	Hong Kong	International
Caere Kft	Hungary	International
Nuance Recognita Corp.	Hungary	International
Focus Infosys India Private Limited	India	International

Subsidiary Name	Jurisdiction	Type
Nuance India Pvt. Ltd.	India	International
Nuance Communications Israel, Ltd.	Israel	International
Phonetic Systems Ltd.	Israel	International
Nuance Communications Italy Srl	Italy	International
Nuance Communications Japan K.K.	Japan	International
Voice Signal K.K.	Japan	International
Nuance Communications Netherlands B.V.	Netherlands	International
Nuance Communications Asia Pacific Pte. Ltd.	Singapore	International
Philips Speech Recognition Spain	Spain	International
Nuance Communications Korea Ltd.	South Korea	International
Nuance Communications Sweden, A.B.	Sweden	International
Rhetorical Group plc.	Scotland	International
Rhetorical Systems Limited	Scotland	International
ScanSoft Taiwan	Taiwan	International
Dictaphone Company Limited	United Kingdom	International
Dictaphone International Limited	United Kingdom	International
Nuance Communications UK Limited	United Kingdom	International